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                                                                   EXHIBIT 10.26
                                                                   -------------
                          THIRD AMENDED AND RESTATED
                          --------------------------
                             EMPLOYMENT AGREEMENT
                             --------------------


     THIS AGREEMENT, entered into as of the 20th day of February, 2000, amends and restates the Amended and Restated Agreement, dated as of the 20th day of February, 1998, by and between KOPIN CORPORATION, a Delaware corporation with its principal place of business at 695 Myles Standish Boulevard, Taunton MA 02780 (the "Employer"), and John C. C. Fan, an individual residing at 39 Welch Road, Brookline, MA 02445 (the "Employee"), as first amended and restated as of May 1, 1995.

     (S)1.  Freedom to Contract.  The Employee represents that he is free to
            -------------------
enter into this Agreement, that he has not made and will not make any agreements in conflict with this Agreement, and will not disclose to the Employer, or use for the Employer's benefit, any trade secrets or confidential information now or hereafter in the Employee's possession which is the property of any other party.

     (S)2.  Employment.  The Employer hereby employs the Employee, and the
            ----------
Employee hereby accepts his employment by the Employer, upon the terms and conditions set forth herein.

     (S)3.  Effective Date and Term.  This Agreement shall take effect as of
            -----------------------
February 20, 2000 (the "Effective Date"), and shall continue thereafter in full force and effect through February 20, 2002, unless terminated prior to such time in accordance with the provisions of this Agreement.

     (S)4.  Title and Duties; Extent of Services.  The Employee shall promote
            ------------------------------------
the business and affairs of the Employer as President and Chief Executive Officer of the Employer, with responsibility for performing such duties consistent with such position as the Board of Directors may from time to time designate. As long as he is employed hereunder, the Employee shall also continue to serve, if elected by the Shareholders, as a member of the Board of Directors of the Employer.


     (S)5.  Termination Rights of the Parties.  The employment of the Employee
            ---------------------------------
by the Employer under this Agreement may be terminated at any time by either the Employee or Employer upon 360 days' prior written notice of such termination to the other.
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     (S)6.  Compensation.  Employee shall be paid a salary at an initial annual
            ------------
rate of Three Hundred Fifty Thousand Dollars ($350,000) through December 31, 2000. The Board of Directors, in its sole discretion, shall have the absolute right to determine the Employee's salary and benefits for each subsequent fiscal year during the term hereof, provided that in no event shall such salary and such benefits be less than such initial annual rate and the benefits awarded to the Employee during the initial year hereof. The Employer agrees to diligently review and consider alternative means of providing the Employee with additional tax advantaged compensation.

     (S)7.  Inventions and Proprietary Information.
            --------------------------------------

     (S)7.1.  Inventions.  Employee shall inform the Employer using the
              ----------
established procedures promptly and fully of all inventions, improvements, discoveries, know-how, designs, processes, formulae and techniques, and any related suggestions and ideas (hereinafter "Inventions"), whether patentable or not, which are solely or jointly conceived or made by Employee, during the period of Employee's employment by the Employer, whether during or out of Employee's usual hours of work. The Employer shall own all right, title and interest to those inventions (hereinafter "Employer Inventions") which are: (a) within the scope of the Employer's business, which includes areas in which research is being conducted and areas of technical or market investigation; and/or (b) related to work done for the Employer by Employee. Employee hereby assigns and agrees to assign to the Employer Employee's entire right, title and interest in all Employer Inventions and any patents, design patents, and any other forms of intellectual property resulting therefrom. Employee shall protect the Employer's right to patent Employee's Employer Inventions by keeping written records, which are witnessed and dated, concerning dates of conception and reduction to practice, and Employee shall not publish information concerning Employer Inventions without prior approval from the Employer. Employee shall also, during and after Employee's employment, execute such written instruments and render such other assistance as the Employer shall reasonably request to obtain and maintain patents, design patents, or other forms of protection on any Employer Inventions and to vest and confirm in the Employer its entire right, title and interest therein. In this regard, Employee shall be reimbursed by the Employer for actual expenses incurred and, if no longer an employee of the Employer, shall be reasonably compensated for assistance rendered.
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                                      -3-

     (S)7.2.  Proprietary Information.  (a) Employee understands that as a
              -----------------------
consequence of Employee's employment by the Employer, proprietary data and confidential information (both hereinafter referred to as "Information") relating to the business of the Employer may be disclosed to Employee or developed by Employee which is not generally known in the Employer's trade and which is of considerable value to the Employer. Such Information includes, without limitation, information about trade secrets, the Employer Inventions (as previously defined), patents, licenses, research projects, costs, profits, markets, sales, customer lists, plans for future development, and any other information of a similar nature to the extent not generally known in the trade. Employee acknowledges and agrees that Employee's relationship to the Employer with respect to such Information shall be fiduciary in nature. Employee shall not make any use of any such Information except in the performance of Employee's work for the Employer; Employee shall maintain such Information in confidence; and Employee shall not disclose to any person not employed by the Employer any such Information at any time either during or after Employee's employment or use any such Information in connection with other employment, except as authorized, in writing, by a duly empowered officer of the Employer.

          (b) Employee shall deliver promptly to the Employer on termination of Employee's employment, or at any time the Employer so requests, all memoranda, notes, records, reports, manuals, drawings, blueprints, plans, customer lists, pricing and/or cost data, and all other property or materials belonging to the Employer, including all copies thereof, which Employee then possesses or has under Employee's control.

          (c) Employee covenants that there are no Inventions and/or patents within the scope of the Employer's business in which Employee held an interest prior to the date of this Agreement and which are not subject to this Agreement.

     (S)7.3.  Remedies.  Employee recognizes that irreparable injury may result
              --------
to the Employer, its business and property, in the event of a breach of any of the agreements, assurances and understandings contained herein. Employee further recognizes that in the event of such a breach, or the substantial likelihood that such a breach will occur, the Employer intends to take legal action, and to seek injunctive relief if available, in accordance with the language and spirit of this Agreement in order to protect fully its interests and property.
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                                      -4-

     (S)8.  Covenant Not to Compete.
            -----------------------

          (a) The Employee recognizes that the Employer is engaged in the development and sale of III-IV compounds used in semiconductors and related products in Massachusetts and throughout the United States and the world and in the development of liquid crystal electronic imaging devices and display products based thereon (collectively, the "Principal Business"). In the event of the termination of the Employee's employment hereunder, voluntarily or for cause (as defined in Section 8(d) below) and so long as the Employer is not in breach of its obligations to the Employee hereunder, the Employee agrees that, for a period of twelve (12) months from the date of such termination, he will neither

          (i) engage in the Principal Business directly for himself, or in conjunction with or on behalf of any commercial entity, or

          (ii) work as an employee in the Principal Business for any commercial entity,

where either (A) the Employee's duties in the course of any such activities would be substantially similar to those he has performed for the Employer hereunder or (B) the Employee's duties in the course of such activities would involve disclosure or use of any confidential or proprietary information relating to the business of the Employer which he may in any way acquire by reason of his employment by the Employer. The Employee's obligation under this
Section 8 shall extend to all geographical areas of the United States and the world in which the Employer, as set forth above, carries on business, either directly or indirectly, including, but not limited to, places where the Employer has a place of business, has employees or representatives, or has advertised or sold any products during the time period specified in this section.

          (b) The Employee further agrees that for a period of twelve (12) months from the date of such termination, he will not on behalf of himself or any commercial competitor of the Employer, compete for, or engage in the solicitation of, with respect to the Company's products or services, any commercial customer of the Employer, that he has, during the one year immediately preceding such termination, solicited or serviced on
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                                      -5-

behalf of the Employer or that has been so solicited or serviced, during such period, by any person under the Employee's supervision.

          (c) In the event of any violation of the foregoing provisions of this
Section 8, the Employer shall be entitled, in addition to any other rights or remedies it may have, to injunctive relief, it being agreed that the damages which the Employer would sustain upon any such violation are difficult or impossible to ascertain in advance and that the Employee's violations may cause irreparable harm to the Employer.

          (d) The term "cause" shall mean termination due to an act or acts by the Employee in willful contravention of the written directions of the Board of Directors of the Employer.

     (S)9.  Provisions of General Application.
            ---------------------------------

     (S)9.1.  Governing Law.  This Agreement and the rights and obligations of
              -------------
the parties hereunder shall be construed, interpreted and determined in accordance with the laws of the Commonwealth of Massachusetts.

     (S)9.2.  Counterparts.  This Agreement may be executed in any number of
              ------------
counterparts, each of which shall be an original and all of which, taken together, shall constitute one and the same instrument. In making proof of this Agreement it shall not be necessary to produce or account for more than one such counterpart.

     (S)9.3.  Other Agreements.  This Agreement represents the entire
              ----------------
understanding and agreement between the parties as to the subject matter hereof. No prior, concurrent or subsequent agreement, whether written or oral, shall be construed to change, amend, alter, repeal or invalidate this Agreement, unless this Agreement is specifically identified in and made subject to such other written agreement.

     (S)9.4.  Amendment.  This Agreement may be amended only by a written
              ---------
instrument executed in one or more counterparts by the parties hereto.

     (S)9.5.  Waiver.  No consent to or waiver of any breach or default in the
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performance of any obligation hereunder shall be deemed or construed to be a consent to or waiver of any other breach or default in the performance of any of the same or any other obligation hereunder. Failure on the part of
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                                      -6-

either party to complain of any act or failure to act of the other party or to declare the other party in default, irrespective of the duration of such failure, shall not constitute a waiver or rights hereunder and no waiver hereunder shall be effective unless it is in writing, executed by the party waiving the breach or default hereunder.

     (S)9.6.  Headings.  The headings of sections and subsections of this
              --------
Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement or to affect the meaning of any of its provisions.

     (S)9.7.  Severability.  If any provision of this Agreement shall, in whole
              ------------
or in part, prove to be invalid for any reason, such invalidity shall affect only the portion of such provision which shall be invalid, and in all other respects this Agreement shall stand as if such invalid provision, or the invalid portion thereof, had not been a part hereof.

     (S)9.8.  Notices and Other Communications.  All notices and other
              --------------------------------
communications required hereunder shall be effective if in writing and if delivered or sent by certified or registered mail, return receipt requested (a) if to the Employee, at his residence address first set forth above, and (b) if to the Employer, at 695 Myles Standish Boulevard, Taunton MA, Attention: Chief Financial Officer, with a copy to John H. Chu, Esq., Chu, Ring & Hazel LLP, 253 Summer Street, Boston, Massachusetts 02210, or to such other persons or addresses as the parties hereto may specify by a written notice to the other from time to time.

     IN WITNESS WHEREOF, this Agreement has been executed by the Employer, by its duly authorized officer, and by the Employee, as of the date first above written.


KOPIN CORPORATION



By:   /s/ Richard A. Sneider            /s/ John C.C. Fan
      -----------------------------     -----------------
      Richard A. Sneider                John C. C. Fan
      Chief Financial Officer
        and Treasurer